UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

infoGROUP Inc.

(Name of Registrant as Specified In Its Charter)

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5711 South 86th Circle
Omaha, NE 68127
Phone 402.596.4500
Fax 402.593.4574
www.infogroup.com

FOR IMMEDIATE RELEASE
June 7, 2010
Contacts:
Lisa Olson
Senior Vice President – Corporate Relations
Phone: (402) 593-4541
E-mail: lisa.olson@infogroup.com
Matthew Sherman / Andrew Siegel
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
Alan Miller / Jennifer Shotwell / Larry Miller
Innisfree M&A Incorporated
(212) 750-5833
Infogroup Files Investor Presentation
Urges Stockholders to Vote FOR the Adoption of the Merger Agreement with CCMP at Upcoming Special Meeting
(OMAHA, NE) — Infogroup (NASDAQ: IUSA) (“Infogroup” or the “Company”) today announced that it has filed an investor presentation with the Securities and Exchange Commission (the “SEC”) in connection with the previously announced merger agreement with affiliates of CCMP Capital Advisors, LLC (“CCMP”), under which affiliates of CCMP will acquire all of the outstanding shares of Infogroup for $8.00 per share in cash.
The complete investor presentation is available in the Schedule 14A filed by the Company on June 7, 2010, copies of which can be obtained in the “Financial Information” subsection of the “Investors Relations” section of the Infogroup website, www.Infogroup.com, or at the SEC’s website, www.sec.gov.
The presentation highlights numerous important facts including, among others:
•	CCMP’s Offer Price Represents a Significant Premium for Stockholders
•	CCMP’s offer price represents a significant premium to closing prices during the past two years prior to the press reports of a sale process

•	There is risk of a material decline in the Company’s share price if the Merger does not close, particularly in light of the significant increase in the Company’s share price that occurred subsequent to the press reports of a transaction process and discussions with potential acquirers
•	Infogroup Conducted an Extensive and Thorough Board Process
•	Evaluation of strategic alternatives, including remaining independent, began in December 2008
–	M&A Committee appointed January 2009

–	Generally met weekly throughout the process
•	Pursued sale process in Q4 2009 only after extensive analysis, significant recovery in share price and strengthening of credit and equity markets during Q2 and Q3 of 2009

•	M&A Committee unanimously determined and recommended to the Board that a sale was in the best interests of the Company and its stockholders

•	Unanimous Board approval to pursue sale, and the resultant transaction
–	Based on determination that the transaction was in the best interests of the Company and its stockholders

•	The Company Ran a Robust Sale Process that Included both Strategic and Financial Parties
•	M&A Committee managed the bid process to obtain the highest price available
–	Engaged more than 50 potential strategic and financial buyers

–	Over 30 parties executed confidentiality agreements

–	11 parties submitted preliminary proposals

–	Two parties submitted final proposals to acquire the Company, including draft merger agreements, debt and equity financing commitments, etc.
•	The Infogroup Board and its advisors determined that CCMP Capital’s proposal was superior to the alternative in terms of price and other material terms
•	The Merger Agreement Included a Go-Shop Process to Maximize Value
•	Infogroup actively solicited superior offers for 21 days following the CCMP announcement

•	The go-shop period confirmed that the CCMP transaction is the best available offer for Infogroup
–	All 10 parties (other than CCMP) that submitted preliminary proposals were contacted, and others who expressed unsolicited interest were invited to participate

–	No additional proposals were received
The Infogroup Board of Directors, acting upon the unanimous recommendation of the independent M&A Committee, unanimously concluded that CCMP’s $8.00 per share cash offer is in the best interests of the Company and its stockholders, and urges stockholders to vote FOR the adoption of the merger agreement at the Company’s Special Meeting of Stockholders scheduled for June 29, 2010. Infogroup stockholders of record as of the close of business on May 27, 2010 are entitled to vote at the Special Meeting.
Infogroup stockholders who have any questions or need assistance voting their shares should contact Innisfree M&A Incorporated, which is assisting the Company in this matter, toll-free at (877) 456-3510.
About Infogroup
infoGROUP, Inc. (NASDAQ: IUSA) is the leading provider of data and interactive resources that enables targeted sales, effective marketing and insightful research solutions. Our information powers innovative tools and insight for businesses to efficiently reach current and future customers through multiple channels, including the world’s most dominant and powerful Internet search engines and GPS navigation systems. Infogroup’s headquarters are located at 5711 South 86th Circle, Omaha, NE 68127. For more information, call (402) 593-4500 or visit www.Infogroup.com.
Additional Information
In connection with the Merger, infoGROUP has filed a definitive proxy statement and other relevant documents concerning the transaction with the SEC. STOCKHOLDERS OF infoGROUP ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the definitive proxy statement and other documents in the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1 800 SEC 0330 for further information on the public reference room. Copies of the definitive proxy statement and other documents infoGROUP files with the SEC may also be obtained by mail, upon payment of the SEC’s customary fees, by writing to the SEC’s principal office at 100 F Street, NE, Washington D.C. 20549. Our SEC filings, including the definitive proxy statement, are also available to the public, free of charge, at the SEC’s website at http://www.sec.gov. You also may obtain free copies of the documents infoGROUP files with the SEC by going to the “Financial Information” subsection of our “Investors Relations” section of our website at http://ir.infogroup.com/sec.cfm. Our website address is provided as an inactive textual reference only. Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of infoGROUP in connection with the transaction, and their interests in the solicitation, is set forth in the definitive proxy statement that was filed by infoGROUP with the SEC on May 28, 2010.

Forward-Looking Statements
This document includes forward looking statements based on estimates and assumptions. Forward-looking statements include statements containing words such as “believes,” “estimates,” “anticipates,” “continues,” “contemplates,” “expects,” “may,” “will,” “could,” “should” or “would” or other similar words or phrases. Statements also include statements pertaining to: the future of the operating environment in the Company’s industry, the implications of current financial performance on future results and the ability of the Company to meet its future forecasts. These statements, which are based on information currently available to us, are not guarantees of future performance and may involve risks and uncertainties that could cause our actual growth, results of operations, performance and business prospects, and opportunities to materially differ from those expressed in, or implied by, these statements. These forward-looking statements speak only as of the date on which the statements were made and we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statement included in this document or elsewhere. These statements are subject to risks, uncertainties, and other factors, including, among others:
•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•	the inability to complete the Merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to consummation of the Merger;

•	the failure of CCMP to obtain the necessary debt or equity financing;

•	the failure of the Merger to close for any other reason;

•	that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger;

•	the effect of the announcement of the Merger on our customer relationships, operating results and business generally;

•	the ability to recognize the benefits of the Merger;

•	the amount of the costs, fees, expenses and charges related to the Merger;
and other risks detailed in our current filings with the SEC, including our most recent filings on Forms 10 Q and 10 K. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this document represent our views as of the date hereof, and it should not be assumed that the statements made herein remain accurate as of any future date. Moreover, we assume no obligation to update forward-looking statements or update the reasons that actual results could differ materially from those anticipated in forward-looking statements, except as required by law.